Exhibit 99.1

Proto Labs Reports Record Revenue and Net Income for the Second Quarter 2014

Quarterly Revenue Increases 33% Year over Year to $52.9 Million

Quarterly Net Income Increases 27% Year over Year to $11.0 Million

Company Announces Retirement of CFO by Year End 2014

MAPLE PLAIN, Minn.—July 24, 2014-- Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer, today announced record financial results for the second quarter ended June 30, 2014.

Highlights include:

●	Revenue for the second quarter of 2014 increased to a record $52.9 million, 33 percent above revenue of $39.7 million in the second quarter of 2013.
●	Revenue from additive services (3D printing) through the Fineline acquisition completed last April totaled $2.1 million.
●	The record quarterly revenue was achieved through a 19 percent increase in the number of product developers served combined with an increase of 7 percent in spending per product developer.
●

Net income for the second quarter of 2014 increased to a record $11.0 million, or $0.42 per diluted share. Non-GAAP net income, excluding the after tax expense of stock compensation and amortization of intangibles, was $11.9 million, or $0.45 per diluted share. See “Non-GAAP Financial Measure” below.

“Our business performed wonderfully this past quarter and our employees executed on many fronts. We rolled out new services for product developers; we completed a strategic acquisition; we transitioned our Firstcut operations to our new factory in Plymouth, Minnesota; and we once again generated record revenues,” said Vicki Holt, President and Chief Executive Officer of Proto Labs. “Over the next couple of quarters, we will be focused on further integration of Fineline and the launch of several new services developed by our Protoworks team.”

Additional highlights include:

●

Gross margin was 61.8 percent of revenue during the second quarter of 2014 compared with 62.5 percent during the same quarter in 2013. The factory move of Firstcut operations to Plymouth, Minnesota was completed in May on schedule.

●

During the second quarter of 2014, spending on research and development, including the Protoworks initiatives, totaled $3.9 million, or 7.4 percent of revenue. This compares to $2.8 million, or 6.9 percent of revenue, during the second quarter of 2013.

●	Operating margin was 30.2 percent of revenue during the second quarter of 2014 compared to 31.8 percent during the second quarter of 2013.

●	As measured on a year-to-date basis, cash generated from operations totaled $26.0 million. Cash, cash equivalents and investments totaled $105.4 million as of June 30, 2014.

The company also announced that Chief Financial Officer Jack Judd will retire by the end of 2014. “Jack has been an integral part of our success and we will miss his leadership. His influence can be seen everywhere at the company from our initial public offering in 2012 through our consistent growth and profitability to, most recently, the completion of our first acquisition. I will personally miss his advice and guidance, but I know I speak for the Board of Directors and our employees in thanking Jack for his many contributions and wishing him well with his future endeavors. We have started a formal search process and are working diligently on finding a great candidate,” said Ms. Holt.

“Proto Labs has accomplished much during my tenure and I am proud to have been part of the success. Our company is in excellent shape and I leave knowing processes are in place to continue our growth strategies. I look forward to working with Vicki and the Board of Directors through the end of this year on a successful transition,” concluded Mr. Judd.

Non-GAAP Financial Measure

The company has included non-GAAP net income, adjusted for stock-based compensation expense and amortization expense, in this press release to provide investors with additional information regarding the company’s financial results. The company has provided below a reconciliation of non-GAAP net income, adjusted for stock-based compensation expense and amortization expense, to net income, the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP net income, adjusted for stock-based compensation expense and amortization expense, is used by the company’s management and board of directors to understand and evaluate operating performance and trends and provides a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP net income, adjusted for stock-based compensation expense and amortization expense, provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its second quarter financial results today, July 24, 2014 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150. Outside the U.S. please dial 201-689-8354. No participant code is required. A simultaneous webcast of the call will also be available on the investor relations section of the company’s website at www.protolabs.com/investors. An audio replay will be available for 14 days following the call on the investor relations website of Proto Lab’s website.

About Proto Labs, Inc.

Proto Labs is a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production. Proto Labs provides “Real Parts, Really Fast” to product developers worldwide. Proto Labs utilizes computer numerical control (CNC) machining, injection molding, and additive manufacturing (3D printing), to manufacture custom parts for our customers. For more information, visit protolabs.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

Jack Judd, 763-479-7408

jack.judd@protolabs.com

Jenifer Kirtland, 408-656-9496

jkirtland@evcgroup.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$22,854	$43,039
Short-term marketable securities	25,255	36,339
Accounts receivable, net	25,187	18,320
Inventory	5,755	5,166
Other current assets	7,645	6,931
Total current assets	86,696	109,795

Property and equipment, net	87,313	56,101
Long-term marketable securities	57,325	64,023
Goodwill	28,916	-
Intangible assets, net	4,456	-
Other long-term assets	251	256
Total assets	$264,957	$230,175

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$11,818	$6,455
Accrued compensation	5,805	6,196
Accrued liabilities and other	3,491	808
Current portion of long-term debt obligations	194	204
Total current liabilities	21,308	13,663

Long-term deferred tax liabilities	3,731	3,682
Long-term debt obligations	77	159
Other long-term liabilities	759	1,028

Shareholders' equity	239,082	211,643
Total liabilities and shareholders' equity	$264,957	$230,175

Proto Labs, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue
Protomold	$36,255	$27,924	$68,949	$54,804
Firstcut	14,478	11,825	27,858	22,258
Fineline	2,133	-	2,133	-
Total revenue	52,866	39,749	98,940	77,062

Cost of revenue	20,183	14,896	37,233	28,930
Gross profit	32,683	24,853	61,707	48,132

Operating expenses
Marketing and sales	7,261	5,550	13,678	10,813
Research and development	3,914	2,751	7,370	5,379
General and administrative	5,534	3,923	10,237	7,917
Total operating expenses	16,709	12,224	31,285	24,109
Income from operations	15,974	12,629	30,422	24,023
Other income (expense), net	(66)	116	37	119
Income before income taxes	15,908	12,745	30,459	24,142
Provision for income taxes	4,952	4,134	9,401	7,244
Net income	$10,956	$8,611	$21,058	$16,898

Net income per share:
Basic	$0.43	$0.34	$0.82	$0.68
Diluted	$0.42	$0.33	$0.81	$0.66

Shares used to compute net income per share:
Basic	25,620,005	25,258,932	25,597,055	25,030,283
Diluted	26,146,848	25,850,247	26,132,265	25,627,382

Proto Labs, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2014	2013

Operating activities
Net income	$21,058	$16,898
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,683	3,582
Stock-based compensation expense	2,248	1,736
Deferred taxes	107	307
Excess tax benefit from stock-based compensation	(1,623)	(5,929)
Amortization of held-to-maturity securities	854	633
Loss on disposal of property and equipment	-	59
Changes in operating assets and liabilities	(1,310)	2,162
Net cash provided by operating activities	26,017	19,448

Investing activities
Purchases of property and equipment	(31,625)	(6,069)
Acquisitions, net of cash acquired	(33,864)	-
Purchases of marketable securities	(38,463)	(57,310)
Proceeds from maturities of marketable securities	55,441	34,280
Net cash used in investing activities	(48,511)	(29,099)

Financing activities
Payments on debt	(954)	(166)
Acquisition-related contingent consideration	(400)	-
Proceeds from exercises of stock options and other	1,806	2,870
Excess tax benefit from stock-based compensation	1,623	5,929
Net cash provided by financing activities	2,075	8,633
Effect of exchange rate changes on cash and cash equivalents	234	(295)
Net decrease in cash and cash equivalents	(20,185)	(1,313)
Cash and cash equivalents, beginning of period	43,039	36,759
Cash and cash equivalents, end of period	$22,854	$35,446

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measure

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
Non-GAAP net income, adjusted for stock-based compensation and amortization expenses:
GAAP net income	$10,956	$21,058
Add back: Stock-based compensation expense
Cost of revenue	97	179
Marketing and sales	240	435
Research and development	268	483
General and administrative	645	1,151
Total stock-based compensation expense	1,250	2,248
Income tax benefits on stock-based compensation	(398)	(711)
Non-GAAP net income adjusted for stock based compensation	11,808	22,595
Add back: Amortization expense
General and administrative	124	124
Income tax benefits on stock-based compensation	(43)	(43)
Non-GAAP net income adjusted for stock based compensation and amortization	$11,889	$22,676

Non-GAAP net income per share:
Basic	$0.46	$0.89
Diluted	$0.45	$0.87

Shares used to compute non-GAAP net income per share:
Basic	25,620,005	25,597,055
Diluted	26,146,848	26,132,265

Proto Labs, Inc.

Revenue by Geography - Based on Shipping Location

(In thousands)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2014	June 30, 2014
Revenues
Domestic
United States	$39,966	$72,988
International
Europe	8,985	18,190
Japan	1,447	3,332
United States	2,468	4,430
Total international	12,900	25,952
Total revenue	$52,866	$98,940

Proto Labs, Inc.

Customer Information

(In thousands, except customer amounts)

(Unaudited)

	Six Months Ended June 30,
	2014		2013
	Number of Customers	Revenue ($)	Number of Customers	Revenue ($)

New customers - Protomold and Firscut	1,659	$9,169	1,435	$7,952
Existing customers - Protomold and Firscut	5,366	89,771	4,644	69,110
Total	7,025	$98,940	6,079	$77,062

Note: the data above does not include customers who purchased Fineline products during the periods presented

Proto Labs, Inc.

Product Developer Information

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Unique product developers served - Protomold and Firscut	8,222	6,885	12,103	10,219

Note: the data above does not include product developers who purchased Fineline products during the periods presented